CERTIFICATE OF AMENDMENT
                                       TO
                 THE CERTIFICATE OF FORMATION OF STATUTORY TRUST
                                       OF
                            PIONEER CORE EQUITY FUND


         This Certificate of Amendment to the Certificate of Formation of Statutory Trust of Pioneer Core Equity Fund (hereby renamed "Pioneer Research Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act statute (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

        o FIRST: The name of the Trust is Pioneer Core Equity Fund (hereby renamed "Pioneer Research Fund")

        o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Core Equity Fund" to "Pioneer Research Fund."

        o THIRD: This amendment shall become effective on December 11, 2003.


         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 21st day of November, 2003.


                                              /S/ OSBERT M. HOOD
                                              ------------------
                                              Osbert M. Hood,
                                              as Trustee and not individually